UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2016

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel	20100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2016, Protalix BioTherapeutics, Inc. (the “Company”) completed its previously announced reincorporation in the State of Delaware. Accordingly, the Company is now subject to the General Corporation Laws of the State of Delaware. The reincorporation did not include any substantial changes to the rights, privileges and powers of the company as it was incorporated in Florida. The Company continues to possess all of the assets it possessed prior to the reincorporation, and continues to be subject to all of the same debts, liabilities and obligations. There was no change of officers or directors as a result of the reincorporation. Each outstanding share of the Company’s common stock prior to the reincorporation continues to be an outstanding share of the common stock of the Company, and each outstanding option or right to acquire shares of our common stock prior to the reincorporation continues to be an option or right to acquire shares of the Company’s common stock. The Company’s Certificate of Incorporation and Bylaws for the State of Delaware are attached as exhibits to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Incorporation of the Company
3.2	Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: April 1, 2016	By:	/s/ Yossi Maimon
	Name:	Yossi Maimon
	Title:	Vice President and Chief Financial Officer